As filed with the Securities and Exchange Commission on April 1, 2024

Registration Statement No 333-273384

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cadrenal Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	2834	88-0860746
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

822 A1A North, Suite 306
Ponte Vedra, Florida 32082
(904) 300-0701

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Quang Pham
President, Chief Executive Officer and Director
Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306
Ponte Vedra, Florida 32082
(904) 300-0701

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Hank Gracin, Esq.
Patrick J. Egan, Esq.
Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
Tel: (212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

On July 24, 2023, Cadrenal Therapeutics, Inc. (the “Registrant”) filed a Registration Statement on Form S-1 (File No. 333-273384) (the “Registration Statement”) which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 28, 2023, for the registration of up to an aggregate of 8.850,001 shares of common stock, par value $0.001 per share (the “Common Stock”), for resale by the selling stockholders named therein, consisting of: (i) 1,300,000 shares of Common Stock purchased by a selling stockholder (the “Investor Selling Stockholder”) in a private placement transaction that closed on July 14, 2023 (the “Private Placement”) (the “Shares”), (ii) 2,985,715 shares of Common Stock issued upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) which were purchased by the Investor Selling Stockholder in the Private Placement, (iii) 4,285,715 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase shares of Common Stock purchased by the Investor Selling Stockholder in the Private Placement (the “Common Warrants”) and (iv) 278,571 shares of Common Stock issuable upon the exercise of outstanding warrants issued to designees of H.C. Wainwright & Co., LLC (“H.C.W.”) in the Private Placement as compensation for acting as placement agent (the “Placement Agent Warrants”).

This Post-Effective Amendment No. 1 to Form S-1 filed on Form S-3, amending the Registration Statement, is filed to (i) convert the Registration Statement into a registration statement on Form S-3 pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), and  (ii) to update the Registration Statement in accordance with Section 10(a)(3) of the Securities Act and Rule 401(b) under the Securities Act. This Post-Effective Amendment No. 1 to the Registration Statement (the “Post-Effective Amendment”) contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid in connection with the filing of the Registration Statement.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 1, 2024

5,927,500 Shares

Common Stock

Cadrenal Therapeutics, Inc.

This prospectus relates to the resale from time to time of up to 5,927,500 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Cadrenal Therapeutics, Inc. by the selling stockholders identified in this prospectus (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest consisting of (i) 1,363,214 shares of Common Stock (the “Shares”) purchased by a Selling Stockholder (the “Investor Selling Stockholder”) in a private placement transaction that closed on July 14, 2023 (the “Private Placement”) and/or issued upon exercise of pre-funded warrants purchased by the Investor Selling Stockholder in the Private Placement (the “Pre-Funded Warrants”), (ii) 4,285,715 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase shares of Common Stock purchased by the Investor Selling Stockholder in the Private Placement (the “Common Warrants”); and (iii) 278,571 shares of Common Stock issuable upon the exercise of outstanding warrants issued to designees of H.C. Wainwright & Co., LLC (“H.C.W.”) in the Private Placement as compensation for acting as placement agent (the “Placement Agent Warrants”).

We are filing the registration statement, of which this prospectus forms a part, to fulfill our contractual obligations with the Selling Stockholders to provide for the resale by the Selling Stockholders of the shares of Common Stock offered hereby. See “Selling Stockholders” beginning on page 11 of this prospectus for more information about the Selling Stockholders. The registration of the shares of Common Stock to which this prospectus relates does not require the Selling Stockholders to sell any of their shares of our Common Stock.

We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby. See “Use of Proceeds” beginning on page 6 of this prospectus.

The Selling Stockholders identified in this prospectus, or their pledgees, assignees, donees, transferees or their respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 13 of this prospectus for more information about how the Selling Stockholders may sell their respective shares of Common Stock. The Selling Stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

In connection with the Private Placement, we have agreed, pursuant to a certain registration rights agreement that we have entered into with the Investor Selling Stockholder, to bear all of the expenses in connection with the registration of the shares of Common Stock pursuant to this prospectus. The Selling Stockholders will pay or assume all commissions, discounts, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, attributable to its sales of the shares of Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CVKD.” On March 28, 2024, the last reported sale price of our Common Stock was $[●] per share.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2024

i

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable.

The Selling Stockholders are offering the shares of Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under which the Selling Stockholders may offer from time-to-time securities described herein in one or more offerings. If required, each time a Selling Stockholder offers shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement before buying any of the securities offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain information By Reference” and “Where You Can Find Additional Information.”

This prospectus provides you with a general description of the shares of Common Stock the Selling Stockholders may offer. A prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” beginning on page 14 of this prospectus.

Neither we nor any Selling Stockholder has authorized anyone to provide you with information different from that contained or incorporated by reference in, this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the SEC. Neither we nor any Selling Stockholder takes any responsibility for, or provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing, or incorporated, in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Cadrenal,” “the company,” “we,” “us,” “our” and similar references refer to Cadrenal Therapeutics, Inc., an entity incorporated under the laws of the State of Delaware.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control), and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We believe these factors include, but are not limited to, risk and uncertainties discussed under the heading“Risk Factors”” in the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained or incorporated by reference in this prospectus to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Our current product candidates is undergoing clinical development and have not been approved by the Food and Drug Administration (“FDA”) or the European Commission. These product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authorities nor marketed anywhere in the world.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included or incorporated important factors in the cautionary statements included or incorporated in this document, , that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus carefully, and the section titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, and our audited financial statements and the related notes incorporated by reference from our most recent Annual Report on Form 10-K, filed with the SEC, before making an investment decision. Unless the context otherwise requires, the terms “Cadrenal,” “the Company,” “we,” “us” and “our” in this prospectus refer to Cadrenal Therapeutics, Inc.

Overview

We are developing tecarfarin, our drug candidate, for unmet needs in anticoagulation therapy. Tecarfarin is a late-stage novel oral and reversible anticoagulant (blood thinner) to prevent heart attacks, strokes, and deaths due to blood clots in patients with rare cardiovascular conditions requiring chronic anticoagulation.

There is a lack of approved anticoagulation therapies for certain rare cardiovascular conditions requiring chronic anticoagulation, such as patients with left ventricular assist devices (LVADs), patients with mechanical heart valves, patients with end-stage kidney disease (ESKD) and atrial fibrillation (AFib), and patients with thrombotic anti-phospholipid syndrome (APS). For patients with these conditions, treatment guidelines, not randomized controlled trials, direct the recommended use of a vitamin K antagonist (VKA) such as warfarin, despite warfarin’s failure to achieve sufficiently stable anticoagulation in these patients. Additionally, direct-acting oral anticoagulants (DOACs) like Eliquis and Xarelto have either not shown clinical benefits in these and certain other patient populations, or their efficacy and safety remains uncertain.

At the time the investigation new drug application (IND) for tecarfarin was filed by its initial sponsor, warfarin was the only other marketed oral anticoagulant, and the strategy was to develop tecarfarin as an alternative VKA with a superior efficacy and safety over warfarin for a broad range of indications including AFib, deep vein thrombosis (DVT), pulmonary embolism (PE), prevention of pulmonary embolism in patients with venous thrombosis, DVT prevention in patients undergoing certain surgical procedures, thrombosis prevention in patients with mechanical heart valves, and prevention of thrombotic complications in patients after a myocardial infarction (heart attack), among others.

When tecarfarin clinical trials were being conducted by the initial sponsor, the DOACs were approved by demonstrating through a series of clinical studies to be non-inferior to warfarin in certain indications, including AFib in the general population, prevention of pulmonary embolism in patients with venous thrombus, prevention of deep vein thrombosis in patients undergoing certain surgical procedures, among others. These DOAC clinical studies resulted in a change in the standard of care for a large percentage of the population that had been previously treated with existing VKAs, the same population also initially targeted by prior tecarfarin IND sponsors. Most importantly, blood testing was not required of patients on DOACs. Thus, the original broad-label development plan for tecarfarin was challenged.

Accordingly, we are focusing the development of tecarfarin on rare cardiovascular conditions where patients are unable to achieve sufficiently stable chronic anticoagulation with warfarin, and where DOACs have either failed or their efficacy and safety remain unproven. This includes patients with LVADs, patients with ESKD and AFib, and patients with thrombotic APS, among others, where the need for VKA-dependent chronic anticoagulation still remains. While warfarin-treated patients have fared better than DOAC-treated patients in comparative studies in certain of these cardiovascular conditions, the event rates and quality of anticoagulation in warfarin-treated patients have repeatedly been shown to be insufficient.

The quality of anticoagulation provided by VKA has been defined by the assessment of “time in therapeutic range” (TTR) blood tests. This measurement quantifies the percentage of time that a patient's International Normalized Ratio (INR), a measure of the degree of anticoagulation achieved, is in the target range. The target INR is 70%, however most studies have shown that warfarin fails to achieve this target, even in carefully controlled clinical trials. A major contributing factor to the failure of warfarin is its metabolism. Warfarin is metabolized via the cytochrome p450 (CYP450) pathway which results in unstable and variable pharmacokinetics (PK) due to 1) a large number of drugs that use this pathway (i.e. competition for the pathway which has limited capacity), 2) genetic variability in components of the pathway that result in altered rates of metabolism and 3) a number of drugs alter the activity of components of the pathway, either increasing or decreasing activity and therefore increasing or decreasing clearance of drugs metabolized by the pathway. The result is highly variable PK which translates into unstable levels of anticoagulation.

In 2019, tecarfarin was granted an orphan drug designation (ODD) by the United States Food and Drug Administration (FDA) for the prevention of systemic thromboembolism (blood clots) of cardiac origin in patients with ESKD and AFib, and a fast-track designation was granted by the FDA in 2023. Patients with ESKD and AFib represent a spectrum of disorders involving both the heart and kidneys (known as cardiorenal syndrome or CRS) in which acute or chronic dysfunction in one organ may induce acute or chronic dysfunction in the other organ. There are more than 809,000 Americans with ESKD, with approximately 70% on dialysis. Approximately 100,000 to 150,000 ESKD patients also have AFib. AFib nearly doubles the anticipated mortality and increases the stroke risk by approximately five-fold in these patients. There are currently no effective anticoagulation treatment options for patients with ESKD and AFib. Commonly prescribed medications, such as warfarin and apixaban (Eliquis), may cause substantial harm, leading to outcomes such as stroke, systemic embolism, major bleeding, or death. Yet most trials of anticoagulant therapy to reduce the risk of such events have excluded these patients. These patients have typically been excluded from randomized clinical trials because approved therapies for AFib have metabolic profiles that may increase drug exposures in patients, thereby increasing known risks and challenges in managing patients with ESKD and AFib.

We have also applied for an orphan drug designation for the prevention of thrombosis and thromboembolism in patients with LVADs. There are approximately 15,000 patients in the U.S. with LVADs, and there is a need for randomized controlled trials in LVAD patients to determine the optimal antithrombotic regimen and find the most effective balance between thrombotic and bleeding complications. Implantable LVAD therapy is used to improve quality of life, alleviate symptoms, and extend survival rates in patients with advanced heart failure, irrespective of eligibility for cardiac transplant. Patients with LVADs require chronic anticoagulation to reduce the risk of thromboembolic complications, and they commonly experience bleeding events. Recent data reveals that the current standard of care anticoagulant, warfarin, yields suboptimal levels of anticoagulation, leading to excess bleeding complications. LVAD patients require life-long anticoagulant therapy to reduce the risk of pump thrombosis and anticoagulation management in patients with LVADs continues to be a challenge. Patients and their clinicians are faced with the daily challenge of needing adequate anticoagulation versus the bleeding risks that are associated with anticoagulation. Warfarin is the recommended oral anticoagulant for all currently available LVAD devices, however, warfarin is known to be a difficult medication to manage due to its narrow therapeutic window, and its many interactions.

The FDA grants ODD status to drugs that are intended for the treatment, diagnosis, or prevention of rare diseases or conditions, which are defined as a disease or condition that affect fewer than 200,000 people in the U.S. The ODD program provides a drug developer with certain benefits and incentives, including a seven-year period of U.S. marketing exclusivity from the date of marketing authorization, waiver of FDA user fees, and tax credits for clinical research. The granting of an orphan drug designation does not alter the FDA’s regulatory requirements to establish safety and effectiveness of a drug through adequate and well-controlled studies to support approval and commercialization. Furthermore, orphan drug designation does not indicate or guarantee FDA approval of the New Drug Application, or NDA, and we might not receive exclusivity. On January 13, 2023, the FDA designated as a Fast Track development program the investigation of tecarfarin for the prevention of systemic thromboembolism of cardiac origin in patients with ESKD and AFib. Fast Track is a process designed to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need.

Similarly in patients with LVADs, recent data also highlights the need for a next generation VKA anticoagulant. The ARIES-HM3 study was designed to evaluate the need for chronic aspirin treatment in patients with the newest LVAD, the HeartMate3. The use of aspirin in LVAD patients was standard but had never been proven to be beneficial. The ARIES study randomized LVAD patients to continued aspirin, along with warfarin. The main finding of the study revealed that aspirin is not helpful in LVAD patients; however, since all patients were receiving warfarin and had careful monitoring of the quality of anticoagulation, the study also provided the opportunity to determine if the quality of anticoagulation provided by warfarin, had an impact on patient outcomes. The predominant findings showed that the average time in the therapeutic range was only 56% with warfarin, far below the target of 70%, and that, despite the superior design of the HM3 device, poor quality anticoagulation was associated with excess thrombotic and bleeding events.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	requiring only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” in our Securities Act filings;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, or SOX.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an “emerging growth company.” We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of our January 2023 IPO; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We are also a “smaller reporting company,” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders

5,927,500 shares (consisting of 1,363,214 Shares, 4,285,715 shares of our Common Stock issuable upon the exercise of the Common Warrants and 278,571 shares of Common Stock issuable upon exercise of the Placement Agent Warrants).

Use of proceeds	The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from any cash exercise of the Common Warrants and the Placement Agent Warrants. See “Use of Proceeds.” We intend to use the proceeds from the any cash exercise of the Common Warrants and the Placement Agent Warrants for working capital purposes

Nasdaq Capital Market trading symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CVKD.”

(1)	The number of shares of our Common Stock to be outstanding after this offering is based on the 16,008,469 shares of our Common Stock outstanding as of April 1, 2024 and excludes the following:

●	2,195,000 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock outstanding as of April 1, 2024, with a weighted-average exercise price of $0.90 per share;

●	4,674,786 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock outstanding as of April 1, 2024, with a weighted-average exercise price of $1.85 per share; and

●	269,551 shares of Common Stock reserved for future issuance under our 2022 Successor Equity Incentive Plan (the “2022 Plan”) as of April 1, 2024.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any updates in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. The risks described in these documents are not the only ones we face, but are those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from the cash exercise of the Common Warrants and Placement Agent Warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, the Selling Stockholders will bear any underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our Common Stock.

DIVIDEND POLICY

We presently intend to retain our earnings, if any, to finance the development and growth of our business and operations and do not anticipate declaring or paying cash dividends on our Common Stock in the foreseeable future.

Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

DILUTION

If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after giving effect to this offering.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Stock in this offering and the pro forma net tangible book value per share of Common Stock immediately after the completion of this offering. Our net tangible book value per share as of December 31, 2023 was $7,692,375, or $0.59 per share of Common Stock. Our pro forma net tangible book value as of December 31, 2023 was $7,692,673 or $0.48 per share. Pro forma net tangible book value represents net tangible book value adjusted to take into account the issuance, subsequent to December 31, 2023, of 2,985,715 shares of Common Stock upon exercise of the Pre-Funded Warrants and the cash proceeds of $298 received upon such issuance. After giving effect to the pro forma adjustments described in the preceding sentence and (a) the assumed exercise of the Common Warrants for the underlying 4,285,715 shares of Common Stock; and (b) the exercise of the Placement Agent Warrants for the underlying 278,571 shares of Common Stock; and (c) our assumed receipt of $8,109,375 in estimated net proceeds from the exercise of the Common Warrants and Placement Agent Warrants, and assuming all such sales and issuances were made on December 31, 2023, our pro forma as adjusted net tangible book value as of December 31, 2023 would have been $15,802,048, or approximately $0.77 per share of our Common Stock. This would result in an immediate increase in pro forma as adjusted net tangible book value to our existing stockholders and an immediate dilution in pro forma net tangible book value to investors purchasing securities in the offering from the Selling Stockholders.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Exercise price of Common Warrants	1	$1.75
Exercise price of Placement Agent Warrants		$2.1875
Net tangible book value per share as of December 31, 2023	$0.59
Increase in net tangible book value per share attributable to this offering	$0.18
Pro forma as adjusted net tangible book value per share after this offering		$0.77
Dilution in net tangible book value per share to investors purchasing from Selling Stockholders		$0.98

Dilution in net tangible book value per share to investors exercising Placement Agent Warrants		$1.4175

The table and discussion above are based on 13,022,754 shares of common stock issued and outstanding as of December 31, 2023.

●	1,175,000 shares of our common stock issuable upon the exercise of outstanding stock options as of December 31, 2023, with a weighted-average exercise price of $0.86 per share;

●	4,674,786 shares of our common stock issuable upon the exercise of warrants to purchase shares of common stock outstanding as of December 31, 2023, with a weighted-average exercise price of $1.85 per share;

●	2,985,715 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of December 31, 2023 (the pro forma and as adjusted pro forma information set forth above includes these shares as all of the pre-funded warrants were exercised subsequent to December 31, 2023); and

●	685,000 shares of our common stock reserved for future issuance under our 2022 Plan as of December 31, 2023.

To the extent that any outstanding options are exercised, new options or shares of restricted stock are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE TRANSACTION

On July 12, 2023, we entered into the Purchase Agreement with the Investor Selling Stockholder pursuant to which the Company agreed to issue and sell to the Investor Selling Stockholder in the Private Placement priced at-the-market consistent with the rules of the Nasdaq Stock Market LLC, an aggregate of 8,751,430 shares (the “Shares”) of Common Stock consisting of: (i) 1,300,000 shares of Common Stock, (ii) in lieu of additional Shares, Pre-Funded Warrants to purchase up to an aggregate of 2,985,715 shares of Common Stock, and (iii) accompanying Common Warrants to purchase up to an aggregate of 4,285,715 shares of Common Stock. The combined purchase price of each Share and accompanying Common Warrants was $1.75. The combined purchase price of each Pre-Funded Warrant and accompanying Common Warrants was $1.7499, which is equal to the Investor Selling Stockholder’s combined purchase price per Share and accompanying Common Warrants, minus the per share exercise price of each Pre-Funded Warrant of $0.0001.

The Private Placement closed on July 14, 2023. We received aggregate gross proceeds from the Private Placement of approximately $7.5 million, before deducting the placement agent commissions and estimated offering expenses payable by us.

Each Pre-Funded Warrant had an exercise price equal to $0.0001 per share. The Pre-Funded Warrants were exercisable at any time after their original issuance and have been exercised in full. Each Common Warrant has an exercise price equal to $1.75 per share. The Common Warrants are exercisable at any time after their original issuance and will expire on the five and one-half (5.5) year anniversary of their issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the Common Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Common Warrants issued in the Private Placement provide that a holder of the Common Warrants will not have the right to exercise any portion of its Common Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%. The Common Warrants may be exercised on a cashless basis if a registration statement registering the shares of Common Stock underlying the Common Warrants is not effective.

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the applicable warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Common Warrants at the Black Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

Pursuant to a letter agreement dated July 12, 2023 (the “Engagement Agreement”), H.C.W. acted as placement agent for the Private Placement. Boustead Securities, LLC (“Boustead”) served as the financial advisor to the Company. The Company agreed to pay H.C.W. a cash fee of 7.5% of the aggregate gross proceeds raised in the Private Placement, of which 25% was paid to Boustead, in addition to other advisory fees paid to Boustead, plus H.C.W. was paid a management fee equal to 1.0% of the gross proceeds raised in the Private Placement and reimbursement of certain expenses and legal fees. Pursuant to the terms of the Engagement Agreement, the Company issued H.C.W. the Placement Agent Warrants to purchase an aggregate of 278,571 shares of Common Stock, which was equal to 6.5% of the shares of Common Stock and Pre-Funded Warrants sold in the Private Placement. The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price of $2.1875, which is equal to 125% of the offering price of the Shares and accompanying Common Warrants sold in the Private Placement and expire on the five and one-half (5.5) year anniversary of the date of issuance.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Registration Rights Agreement

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor Selling Stockholder, dated July 12, 2023, pursuant to which we agreed to register for resale the Shares and the issuance of the shares of Common Stock underlying the Common Warrants and Pre-Funded Warrants held by the Investor (the “Registrable Securities”). Under the Registration Rights Agreement, we agreed to file and did file a registration statement covering the resale of the Shares and issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Warrants by the Investor Selling Stockholder of the Registrable Securities within 15 days following the date of the Registration Rights Agreement (the “Filing Deadline”). We agreed to use commercially reasonable efforts to cause such registration statement to become effective (the “Effectiveness Deadline”) as soon as practicable (but no later than the 45th calendar day following the date of the Registration Rights Agreement or, in the event the SEC reviews and has written comments to the registration statement, the 75th calendar day following the date of the Registration Rights Agreement) and to keep such registration statement effective until the date the Shares and the shares of Common Stock underlying the Common Warrants and Pre-Funded Warrants covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. We agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities. The Registration Statement was declared effective on July 28, 2023 and this post effective amendment updates the Registration Statement in accordance with Section 10(a)(3) of the Securities Act and Rule 401(b) under the Securities Act.

In the event (that after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or our failure to update such registration statement, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to the Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by the Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to an aggregate maximum cap of 6%.

We have granted the Investor Selling Stockholder and H.C.W. customary indemnification rights in connection with the registration statement. The Investor Selling Stockholder also granted to us customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as exhibits to this registration statement, and incorporated by reference herein.

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those shares previously issued to the Selling Stockholders and those issuable to the Selling Stockholders, upon exercise of the Common Warrants and the Placement Agent Warrants. For additional information regarding the issuances of those Shares, Common Warrants and Placement Agent Warrants, see “Description of the Transaction” above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Shares, the Common Warrants and the Placement Agent Warrants, the Selling Stockholders have not had any material relationship with us within the past three years provided, however, each of Michael Vasinkevich, Noam Rubinstein, Craig Schwabe and Charles Worthman are associated persons of H.C.W., which served as our placement agent in connection with the Private Placement for which H.C.W. received compensation. In addition, on March 11, 2024, we entered into an At the Market Offering Agreement with H.C.W. relating to the sale of shares of our Common Stock having an aggregate offering price of up to $5,143,730 from time to time through or to H.C.W., acting as sales agent or principal.

Except as set forth in the footnotes below, the following table has been prepared based on information provided to us by the Selling Stockholders, unless otherwise noted, and sets forth, to the Company’s knowledge, certain information as of April 1, 2024, unless otherwise noted, regarding the beneficial ownership of our Common Stock by the Selling Stockholders and the shares of Common Stock being offered by the Selling Stockholders. The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on its ownership of the shares of Common Stock, the Common Warrants and the Placement Agent Warrants, as of April 1, 2024, assuming exercise of the Common Warrants and the Placement Agent Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the Registration Rights Agreement with the Investor Selling Stockholder and our agreement with H.C.W., this prospectus generally covers the resale of the sum of (i) the number of shares of Common Stock issued to the Investor Selling Stockholder in the Private Placement described above and (ii) the maximum number of shares of Common Stock issuable upon exercise of the related Common Warrants and the Placement Agent Warrants, determined as if the outstanding Common Warrants and the Placement Agent Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Common Warrants and the Placement Agent Warrants. The fourth column assumes the sale of all of the Shares and the shares issuable upon exercise of the Common Warrants and Placement Agent Warrants offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Common Warrants and the Placement Agent Warrants, the Selling Stockholders may not exercise the Common Warrants or the Placement Agent Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Armistice Capital, LLC(1)	5,648,929	5,648,929	—
Noam Rubinstein(2)	87,750	87,750	—
Craig Schwabe(2)	9,402	9,402	—
Michael Vasinkevich(2)	178,634	178,634	—
Charles Worthman(2)	2,785	2,785

(1)	Consists of (i) 1,363,214 Shares and (ii) 4,285,715 shares issuable upon the exercise of the Common Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which restricts the selling shareholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The number of shares set forth in the above table does not reflect the application of this limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	Each of these Selling Stockholders is affiliated with H.C. Wainwright & Co., LLC. H.C. Wainwright & Co., LLC is a registered broker dealer and has a registered address of c/o H.C. Wainwright & Co., LLC 430 Park Ave, 3rd Floor, New York, NY 10022. The number of shares beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of Placement Agent Warrants, which were received as compensation for our July 2023 private placement. These Selling Stockholders acquired the placement agent warrants in the ordinary course of business, as designees of H.C. Wainwright & Co., LLC, and, at the time the placement agent warrants were acquired, these Selling Stockholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Blank Rome LLP, New York, New York.

EXPERTS

WithumSmith+Brown, PC, independent registered public accounting firm, has audited the financial statements of Cadrenal Therapeutics, Inc. included in our Annual Report on Form 10-K as of December 31, 2023 and 2022, and for the year ended December 31, 2023 and for the period from January 25, 2022 (inception) to December 31, 2022, as set forth in their report dated March 8, 2024, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Post-Effective Amendment No. 1 to Form S-1 filed on Form S-3 (the “registration statement”) under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC also maintains an Internet website that contains the registration statement of which this prospectus forms a part, as well as the exhibits thereto. These documents, along with future reports, proxy statements and other information about us, are available at the SEC’s website, www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available at the SEC’s website, www.sec.gov. We also maintain a website www.cadrenal.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-41596. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 11, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on February 12, 2024, March 5, 2024 and March 12, 2024;

●	Our Current Report on Form 8-K/A filed with the SEC on February 15, 2024; and

●	The description of our common stock is set forth in our registration statement on Form 8-A filed with the SEC on January 17, 2023, as updated by the description of our common stock filed as Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 11, 2024, including any amendments or reports filed for the purpose of updating such description.

We have filed a registration statement, including exhibits, under the Securities Act with respect to the shares of our Common Stock being offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits thereto. You should refer to the registration statement, including its amendments, supplements, exhibits and schedules, for further information about us and our Common Stock. Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, if the contract or document is filed as an exhibit to a registration statement, is qualified in all respects by reference to the relevant exhibit.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items or other information “furnished” to the SEC, which is not deemed filed and not incorporated in this prospectus) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus and before the completion of the offering of the securities included in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each personto whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cadrenal Therapeutics, Inc.

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

Telephone: (904) 300-0701

Attn: Investor Relations

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

5,9627,500 Shares of Common Stock

Cadrenal Therapeutics, Inc.

PRELIMINARY PROSPECTUS

                   , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimates except the SEC’s registration fee and the Financial Industry Regulatory Authority, Inc.’s filing fee.

Amount to be Paid(1)
SEC Registration Fee	$1,500
Legal fees and expenses	120,000
Accounting fees and expenses	10,000
Miscellaneous expenses	170,000
Total	$301,500

(1)	The amount of fees and expenses listed in this Item 14 were in connection with the Registration Statement on Form S-1 (File No. 333-273384) filed by Cadrenal Therapeutics, Inc. on July 24, 2023, which Registration Statement is being amended by this Post-Effective Amendment No. 1 to Form S-1 filed on Form S-3.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The certificate of incorporation of the registrant provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, the bylaws of the registrant require the registrant to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each of our directors and certain of our officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers.

We have an insurance policy in place that covers under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In any underwriting agreement, securities purchase agreement, placement agency agreement or similar agreement that we may enter into in connection with the sale of certain securities being registered hereby, the underwriter, purchase, or placement agent will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

Item 16. Exhibits

(a) Exhibits.

The exhibit index immediately preceding the signature page hereto is incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 19, 2023, by and between Cadrenal Therapeutics, Inc. and Boustead Securities, LLC, as representative of the underwriters (Incorporated by reference as Exhibit 1.1 to the Current Report on Form 8-K (001-41596), as filed with the SEC on January 25, 2023)
1.2	At The Market Offering Agreement, dated March 11, 2024, by and between Cadrenal Therapeutics, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to exhibit 1.1 to the Current Report on Form 8-K filed on March 11, 2024)
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference as Exhibit 3.1 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
3.2	Amended and Restated Bylaws (Incorporated by reference as Exhibit 3.2 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.1	Specimen Common Stock Certificate (Incorporated by reference as Exhibit 4.1 to the Registration Statement on Form S-1 (333-267562) filed on October 7, 2022)
4.2#	Convertible Promissory Note dated March 1, 2022 issued to John Murphy (Incorporated by reference as Exhibit 4.3 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
4.3	Form of Convertible Note dated June 13, 2022 (Incorporated by reference as Exhibit 4.4 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
4.4	Form of Private Placement Convertible Note (Incorporated by reference as Exhibit 4.5 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
4.5	Form of November Private Placement Promissory Note (Incorporated by reference as Exhibit 4.6 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.6	Form of Amended and Restated November Warrant (Incorporated by reference as Exhibit 4.7 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.7	Form of Amended and Restated Placement Agent Warrant from Private Placement (Incorporated by reference as Exhibit 4.8 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.8	Form of Placement Agent Warrant from November Private Placement (Incorporated by reference as Exhibit 4.9 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.9	Form of Amendment to Convertible Promissory Note (Incorporated by reference as Exhibit 4.10 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.10	Representative’s Warrant issued to Boustead Securities, LLC dated January 19, 2023 (Incorporated by reference as Exhibit 4.1 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
4.11	Description of Securities (Incorporated by reference as Exhibit 4.11 to the Annual Report on Form 10-K (001-41596) filed with the SEC on March 30, 2023)
4.12	Form of Pre-Funded Warrant (Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (001-41596), as filed with the SEC on July 14, 2023)
4.13	Form of Common Stock Warrant (Incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K (001-41596), as filed with the SEC on July 14, 2023)
4.14	Form of Placement Agent Warrant (Incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K (001-41596), as filed with the SEC on July 14, 2023)
5.1	Opinion of Blank Rome LLP (Incorporated herein by reference to Exhibit 5.1 of the Registrant’s Registration Statement on Form S-1 (333-273384), as filed with the SEC on July 24, 2023)

10.1#	Cadrenal Therapeutics, Inc. 2022 Equity Incentive Plan and form of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement for Officers and Other Employees, Non-Qualified Stock Option Agreement for Directors and Consultants, Restricted Stock Agreement, and Restricted Stock Unit Agreement (Incorporated by reference as Exhibit 10.1 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.2#	Consulting Agreement, dated January 25, 2022, with Phamace LLC (Quang Pham) from company formation until initiation of payroll (Incorporated by reference as Exhibit 10.2 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.3#	Employment Agreement, dated March 1, 2022 with Quang Pham (Incorporated by reference as Exhibit 10.3 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.4#	Restricted Stock Purchase Agreement with Matthew Szot (Incorporated by reference as Exhibit 10.5 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.5	Asset Purchase Agreement dated as of April 1, 2022, between Cadrenal Therapeutics, Inc. and HESP LLC (Incorporated by reference as Exhibit 10.7 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.6	Patent Assignment Agreement dated as of April 1, 2022, between Cadrenal Therapeutics, Inc. and HESP LLC (Incorporated by reference as Exhibit 10.8 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.7	Subscription Agreement with Quang Pham, dated January 25, 2022 (Incorporated by reference as Exhibit 10.9 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.8	Form of Investor Rights and Lockup Agreement (Incorporated by reference as Exhibit 10.10 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.9+	License, Development and Commercialization Agreement Effective as of September 16, 2015 by and between Armetheon, Inc. and China Cardiovascular Focus Ltd. (Incorporated by reference as Exhibit 10.13 to the Registration Statement on Form S-1 (333-267562) filed on October 11, 2022)
10.10#	Cadrenal Therapeutics, Inc. 2022 Amended and Restated Equity Incentive Plan (Incorporated by reference as Exhibit 10.14 to the Registration Statement on Form S-1 (333-267562) filed on October 17, 2022)
10.11#	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2022 Amended and Restated Equity Incentive Plan (Incorporated by reference as Exhibit 10.15 to the Registration Statement on Form S-1 (333-267562) filed on October 17, 2022)
10.12#	Form of Indemnification Agreement (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)

10.13	Amendment to Asset Purchase Agreement, dated as of August 18, 2022, between Cadrenal Therapeutics, Inc. and HESP LLC (Incorporated by reference as Exhibit 10.2 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.14#	Employment Agreement with Matthew Szot (Incorporated by reference as Exhibit 10.3 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.15#	Employment Agreement with Douglas Losordo (Incorporated by reference as Exhibit 10.4 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.16#	Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (Incorporated by reference as Exhibit 10.5 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.17#	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2022 Successor Equity Incentive Plan (Incorporated by reference as Exhibit 10.6 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.18#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2022 Successor Equity Incentive Plan (Incorporated by reference as Exhibit 10.7 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.19#	Amendment No. 1 to Employment Agreement by and between Cadrenal Therapeutics, Inc. and Matthew Szot, dated May 25, 2023 (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K (001-41596) filed with the SEC on May 26, 2023)
10.20	Form of Securities Purchase Agreement (Incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (001-41596), as filed with the SEC on July 14, 2023)
10.21	Form of Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (001-41596), as filed with the SEC on July 14, 2023)
21.1	Subsidiaries of Registrant (Incorporated by reference as Exhibit 21.1 to the Annual Report on Form 10-K (001-41596) filed with the SEC on March 30, 2023)
23.1*	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Blank Rome LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the initial Registration Statement)
107**	Calculation of Filing Fees Table

*	Filed herewith.

**	Previously filed

#	Management contract or compensatory plan or arrangement.

+	Certain portions of this exhibit indicated therein by [***] have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida, on the 1st day of April, 2024.

CADRENAL THERAPEUTICS, INC.

By:	/s/ Quang Pham
Name:	Quang Pham
Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Quang Pham and Matthew Szot our true and lawful attorneys and agents with full power of substitution and resubstitution, with full power to sign for us, and in our names in the capacities indicated below, any and all amendments to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quang Pham	Chairman of the Board and Chief Executive Officer	April 1, 2024
Quang Pham

/s/ Matthew Szot	Chief Financial Officer (Principal Financial Officer	April 1, 2024
Matthew Szot	and Principal Accounting Officer)

/s/ Robert Lisicki	Director	April 1, 2024
Robert Lisicki

/s/ John R. Murphy	Director	April 1, 2024
John R. Murphy

/s/ Glynn Wilson	Director	April 1, 2024
Glynn Wilson

/s/ Steven Zelenkofske	Director	April 1, 2024
Steven Zelenkofske